ASSIGNMENT
                                of
    Entire world wide rights in Digital Masters together with territorial licenses and other interests in sound recordings

This ASSIGNMENT AND TRANSFER DEED

is made on the 17th day of December 1997

Between:

MUSIC AVENUE OF AMERICA Corporation
whose registered office is at:
25 Greystone Manor
Lewes, Delaware 19958
United States of America

hereinafter referred to as MUSIC AVENUE
represented by BRICE DEPASSE, a director, of the one part,

&

IMMEDIATE ENTERTAINMENT GROUP, INC.
whose registered office is at:
3230 Flamingo Road,
Suite 156
Las Vegas, Nevada 89121
United States of America

residing at:

708 Third Avenue
22nd Floor
New York, NY 10017
United States of America

hereinafter referred to as THE PURCHASER represented by MICHAEL BERRESHEIM, CEO of the other part

BACKGROUND TO THE ASSIGNMENT AND TRANSFER

A/   MUSIC AVENUE OF AMERICA Corporation is the absolute owner of a substantial catalogue of master digital sound recordings protected by the Copyright Design and Patents Act 1988 in the United Kingdom and by other statutory codified conventional and common law protection in the rest of the World, details of which are set out and described in the Schedule hereto containing pages ("the catalogue") and identified by the signatures on behalf of the parties hereto.

B/   MUSIC AVENUE OF AMERICA Corporation has agreed to assign the catalogue to the Purchaser and has also agreed to sell and transfer to the Purchaser all rights specified in said Schedule.

The consideration for such assignment and sale and transfer shall be the amount of U.S. $1,640,000.00 (One Million Six Hundred And Forty Thousand U.S. Dollars), to be paid upon signature of this agreement through the issue of 328,000.00 (Three Hundred And Twenty Eight Thousand) One Cent Ordinary Stock in the Purchaser (carrying on agreed present value of US $5.00 per share) clean and without charge or equities attaching thereto.

MUSIC AVENUE OF AMERICA Corporation and the Purchaser have agreed to enter into and be bound by the further undertakings terms and provision of this deed for the better transfer and vesting in the Purchaser of both the catalogue and all rights specified in the Schedule hereto.

Now this DEED HEREBY WITNESSETH as follows:

1.   Definition and Interpretation

1.1 Agreement means this assignment and transfer deed and any and all schedules annexures and exhibits attached to it or incorporated in it by reference,

1.2 "The Shares" shall mean One Cent Ordinary Stock in the Purchaser free from all charges liens charges or equities.

1.3 Any reference in this agreement to any statue or statutory provision shall be construed as including a reference to that statue or statutory provision as time to time amended modified extended or re-enacted whether before or after the date of this agreement and to all statutory instruments orders and regulations for the time being made pursuant to it or deriving validity from it in any part of the world and not necessarily the United Kingdom.

1.4 Unless the context otherwise requires words denoting the singular shall include the plural and vice versa and words denoting any one gender shall include all genders and words denoting persons shall include bodies corporate unincorporated associations and partnerships.

1.5 The expression "Copyright" means the entire copyright subsisting under the laws of the United Kingdom and all analogous rights subsisting under the laws of each and every jurisdiction throughout the world together with all rights of extension and renewal.

1.6 "Digital Masters" means the masters of remastered analogue sound recordings in the public domain and radio recordings also in the public domain the copyright and all other rights of which are vested in MUSIC AVENUE OF AMERICA corporation.

1.7 "Other Product" means any audio or audio visual product including original sound recordings produced by MUSIC AVENUE of Corporation and original recordings which have been acquired by MUSIC AVENUE of Corporation other than Digital Masters which MUSIC AVENUE OF AMERICA Corporation may have acquired by assignment transfer agreement license or by the operation of law by any parties in or from any part of the world which MUSIC AVENUE OF AMERICA Corporation acquired the right or license at any time prior to the date hereof.

1.8 "Publicity Material" means when available such biographical musicological notes transparencies and audio-visual material in respect to those artistes composer conductors arrangers as many be in the control under license or other proprietorship or licensor right immediately prior to the date hereof.

1.9  "Territory" means the whole of the world.

1.10 "Third Party Liabilities" means any and all sums payable to any parties whose services or performances are contained in any Digital Masters and all fees and payments required to be made by or under the provisions of agreements or arrangements with the American Federation of Musicians (including but not limited to the Phonograph Record Trust Agreement the Phonograph Manufacturers Special Payment Fund Agreement and the American Federation of Musicians Pension and Welfare Fund) and all sums payable to the owners of any element of copyright contained in the digital Masters and all other sums of whatever nature payable in respect of the exploitation of the Digital Masters in the Territory.

2.   Assignment and Transfer

In consideration of:

2.1 The issue by the Purchaser of Three Hundred and Twenty Eight Thousand Shares of MUSIC AVENUE OF AMERICA Corporation for the use of MUSIC AVENUE OF AMERICA Corporation absolutely (the receipt of which shares MUSIC AVENUE OF AMERICA Corporation hereby acknowledges).

MUSIC AVENUE OF AMERICA Corporation as Beneficial Owner HEREBY ASSIGNS AND TRANSFERS to the Purchaser the copyright and all rights in the nature of copyright throughout the Territory in the Digital Masters specified and described in the Schedule for all the residue of the term of copyright and such rights therein and all renewals or extensions thereof and together with all accrued causes of action in respect thereof, and

2.2 The sum of US $5,000.00 to be paid to MUSIC AVENUE OF AMERICA Corporation by the purchaser to cover the cost of copying the masters MUSIC AVENUE OF AMERICA Corporation as Beneficial Owner HEREBY ASSIGNS AND LICENSES to the Purchaser the rights and licenses contained in and specified in the Schedule to hold unto the use of the Purchaser absolutely.

3.   Further Assurance

3.1 MUSIC AVENUE OF AMERICA Corporation shall at any time and from time to time hereafter at the request and expense of the Purchaser execute all such documents and do or procure all such acts things and matters as the Purchaser may require in order to vest the rights and property assigned and transferred above in order to vest the said rights and property in the Purchaser.

4.   Grant of Further Rights

4.1 The Purchaser and its successors assigns and licensees shall have the non-exclusive right to use the Publicity Material throughout the Territory during the Term.

4.2 The Purchaser shall be entitled to use and exploit any and all possibly existing audio-visual promotional films and videos made by or licensed to MUSIC AVENUE OF AMERICA Corporation in connection with the rights assigned or transferred to the Purchaser above in any manner the Purchaser may see fit in any and all media by any and all means throughout the world for the full period of copyright and any costs incurred in the creation and manufacture of such promotional films and videos and other material shall be deemed to be included in the consideration above MUSIC AVENUE OF AMERICA Corporation confirms that the entire copyright and all other rights in all such promotional films videos, in so far as they exist, and other material shall vest in the Purchaser absolutely.

4.3 MUSIC AVENUE OF AMERICA Corporation confirms and agrees that the Purchaser shall have the sole and exclusive right to initiate and maintain any and all actions or proceedings which the Purchaser in its sole discretion deems necessary in order to establish maintain or preserve any of MUSIC AVENUE OF AMERICA Corporation's rights assigned transferred, granted, or licensed to the Purchaser hereunder, together with the right of the Purchaser to join MUSIC AVENUE OF AMERICA Corporation as a plaintiff or defendant in any such action and MUSIC AVENUE OF AMERICA Corporation for itself its successors and assigns confirms that it shall have no right title or interest in respect of any money recovered by the Purchaser in respect of any such actions or proceedings.

5.   Warranties & Obligations of MUSIC AVENUE OF AMERICA Corporation

As a material inducement to the Purchaser to enter into this Agreement MUSIC AVENUE OF AMERICA Corporation warrants and undertakes and agrees with the purchaser that:

5.1 All consents required pursuant to the Copyright Designs and Patents Act 1998 Part II or otherwise for the exploitation by the Purchaser its assigns and licensees of the Digital Masters in any and all media by any manner or means now know or invented in the future throughout the Territory during the Term have been obtained by MUSIC AVENUE OF AMERICA Corporation.

5.2 MUSIC AVENUE OF AMERICA Corporation is free to enter into this Agreement and is the sole absolute unincumbered legal and beneficial owner of all rights and property granted to the Purchaser and has the authority to grant to the Purchaser all the rights and consents granted assigned and transferred by and in this Agreement and is not under disability restriction or prohibition which might prevent the Purchaser from performing or observing any of MUSIC AVENUE OF AMERICA Corporation is obligations under this Agreement.

5.3 MUSIC AVENUE OF AMERICA Corporation has not entered and will not enter into any arrangement which might conflict with this agreement.

5.4 the digital Masters are and will on delivery, after payment of master copying costs by Purchaser to MUSIC AVENUE OF AMERICA Corporation, be in first class condition and of first class technical quality suitable for exploitation in sound recordings in all configurations.

5.5 MUSIC AVENUE OF AMERICA Corporation shall deliver the Digital Masters and the Publicity Material to the Purchaser free and clear of all Third Party liabilities and all recording synchronization mechanical and/or distribution royalties and any other payments of whatever nature payable in connection with the Digital Masters all such payments which may require to be met being solely for the account of MUSIC AVENUE OF AMERICA Corporation provided however that the mechanical fees at the Relevant Rate in respect of Compositions incorporated in the Digital Masters shall be the responsibility of the Purchaser.

5.6 MUSIC AVENUE OF AMERICA Corporation shall not without the consent in writing of the Purchaser reveal or make public any financial or other confidential information in connection with the Digital Masters and the Publicity Material the terms of this Agreement or the business of the Purchaser or issue any other publicity relating to any of the foregoing.

5.7  MUSIC AVENUE OF AMERICA Corporation undertakes to indemnify the
Purchaser and keep the Purchaser at all time fully indemnified from and against all actions proceedings claims demands costs (including without prejudice to the generality of this provision the legal costs of the Purchaser on a solicitor and own client basis) awards and damages howsoever arising directly or indirectly as a result of any breach or non-performance my MUSIC AVENUE OF AMERICA Corporation of any of MUSIC AVENUE OF AMERICA Corporation is undertakings warranties or obligations under this Agreement.

6.   Notices

6.1 Any notices or other document required to be given under this Agreement or any communication between the parties with respect to any of the matters or provisions of this Agreement shall be in writing and deemed to be duly give if signed by aor on behalf of a Director of the party giving notice and if left at or sent by pre-paid registered or recorded delivery post or by telex facsimile transmission or other means of telecommunication in permanent written form to the address of the party receiving such notice as set out in the head of this Agreement or as notified between the parties for the purpose of this clause.

6.2 Any such notice or other communication shall be deemed to have been given to and received by the addressee:

6.3/A At the time the same is left at the address of or handed to a representative of the party to be served.

6.3/B     By post on the day not being Sunday or public holiday 7 days following the date of posting.

6.3/C     In the case of a telex telegram cable facsimile transmission or other means of telecommunication on the next following day.

7.   Severability

If any provision of this Agreement and Assignment shall be prohibited by or adjudged by a court to be unlawful void or unenforceable such provision shall to the extent required by severed from this Agreement and rendered ineffective as far as possible without modifying the remaining provisions of this Agreement and shall not in any way affect any other circumstances or the validity or the enforcement of this Agreement.

8.   Agreement Final & Complete

This Agreement contains the full and complete understanding between the parties and supersedes all prior arrangements and understandings whether written or oral appertaining to the subject matter of this Agreement and may not be varied except by an instrument in writing signed by all the parties to this Agreement.

9.   Waiver

No failure or delay on the part of any of the part to this Agreement relating to the exercise of any right power privilege or remedy provided under this Agreement shall operate as a waiver of such right power privilege or remedy or as a waiver of any preceding or succeeding breach by the other party to this Agreement not shall any single or partial exercise of any right power privilege or remedy preclude any other or further exercise of such or any other right power privilege or remedy provided in this Agreement all of which are several and cumulative and are not exclusive of each other or of any other rights or remedies otherwise available to a party at law or equity.

10.  Governing law

This Agreement shall be governed by and construed in accordance with the law of the Kingdom of Belgium the courts of which shall be courts of competent jurisdiction.

EXECUTED as Deed by the Parties the day and year above written.

          SCHEDULE

A/   206 Long playing Master Recordings, containing a minimum of 3,296 tracks, details of artists and repertoire, see "B".

B/   Details of all rights and licenses vested in MUSIC AVENUE OF AMERICA
Corporation by way of a copy of the ASSIGNMENT OF RIGHTS & FLAT FEE SALE of MASTER RECORDINGS (AGREEMENT) between RIVIERA RECORDS (The VENDOR) and MUSIC AVENUE OF AMERICA Corporation (The PURCHASER), Dated July 23, 1997.

SIGNED AS A DEED by

/s/Brice DePasse
on behalf of
MUSIC AVENUE OF AMERICA Corporation

SIGNED AS A DEED by

/s/Michael Berresheim
on behalf of
IMMEDIATE ENTERTAINMENT GROUP, INC.